UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2008

IMPLANT SCIENCES CORPORATION

(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

107 Audubon Road
Wakefield, Massachusetts 01880
 (Address of Principal Executive Offices, including Zip Code)

(781) 246-0700

box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain
                    Officers.

On July 31, 2008, the Company’s Board of Directors named Glenn D. Bolduc as the Company’s Chief Financial Officer.

Mr. Bolduc has more than 25 years of executive financial leadership experience at public and private technology and services companies. Prior to his appointment as Chief Financial Officer, he was a principal of Radius Advisors, LLC, a privately held advisory services firm, where he helped high technology and services businesses develop operational business plans. Prior to 2001, Mr. Bolduc served as chief financial officer of Connected Corporation, a developer of backup software for personal and laptop computers. Mr. Bolduc has also served as president and chief executive officer of Vialog Corporation, a consolidator in the teleconferencing service bureau industry, and as chief financial officer of MultiLink, Inc., Concord Data Systems, Inc. and Kronos, Inc. Mr. Bolduc began his career as an accountant at Price Waterhouse & Company. He holds a Bachelor of Science degree in accounting from Fairleigh Dickinson University.

On July 31, 2008, the Company entered into a three-year employment agreement with Mr. Bolduc pursuant to which Mr. Bolduc will receive a base salary of $200,000 per year. After the third year, the agreement will automatically renew for additional one-year periods unless notice of non-renewal is given by either party. The Company may terminate the agreement at any time without cause. The agreement, however, provides for payment of 12 months’ salary and a pro rata portion of any bonus compensation earned during the year of termination, as well as the continuation of certain benefits, as separation payments in the event that Mr. Bolduc’s employment is terminated by the Company without “cause” or Mr. Bolduc resigns for “good reason” (as those terms are defined in the agreement). Mr. Bolduc’s base salary is subject to annual review, and any increases will be made in the discretion of the Board of Directors upon the recommendation of the Compensation Committee. The agreement also provides for Mr. Bolduc to be eligible to receive incentive compensation based on criteria to be established by the Board of Directors within 60 days after the execution of the agreement.

Mr. Bolduc has been granted an incentive option under the Company’s 2004 Stock Option Plan to purchase 140,000 shares of the Company’s common stock, par value $.10 per share, with an exercise price of $.91 per share. The option vests in equal annual installments over a three-year period. The right to exercise the option will accelerate in full immediately prior to any transaction or series of sequenced events in which all or substantially all of the Company’s assets or common stock are sold to or merged with a third party or third parties or in the event that Mr. Bolduc’s employment is terminated by the Company without cause or Mr. Bolduc resigns for good reason.

Item 9.01  Exhibits

10.1	Employment Agreement between Implant Sciences Corporation and Glenn R. Bolduc, dated July 31, 2008.

99.1	Press Release dated August 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

Date: August 4, 2008                                                                           By:     /s/ Phillip C. Thomas
Phillip C. Thomas
Chief Executive Officer